UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2010 (November 22, 2010)

Behringer Harvard Opportunity REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement

The information required by Item 1.01 related to the financing of the acquisition described below under Item 2.01 is included in Item 2.03 below and is incorporated by reference herein.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

On November 23, 2010, Behringer Harvard Opportunity REIT II, Inc. (which may be referred to herein as the “Registrant,” the “Company,” “we,” “our,” or “us”), through a joint venture formed between Behringer Harvard Interchange, LLC, our indirect wholly owned subsidiary, and CT Interchange, LLC, an unaffiliated third party, (the “Interchange Joint Venture”) acquired a four-building, Class A industrial property (the “Interchange Business Center”) located in San Bernardino, California from IBS Industrial Properties, LLC, an unaffiliated third party.  The purchase price for the Interchange Business Center, excluding closing costs, was $30 million, which we funded with proceeds from a loan from an unaffiliated lender and proceeds from our ongoing initial public offering of common stock.

The Interchange Business Center contains an aggregate of approximately 802,000 rentable square feet and is situated on an approximate 41.1-acre parcel of land.  As of November 18, 2010, the Interchange Business Center was approximately 29% leased to two tenants:  FTDI Supply Chain Management (12%) and Genco (17%).  The aggregate annualized base rent as of November 18, 2010, calculated annualizing the current, in-place monthly base rent for the leases, was approximately $71,000.  The weighted-average remaining lease term for the tenants was approximately 3.2 years.

We believe that the Interchange Business Center is suitable for its intended purpose and adequately covered by insurance.  Based on its current condition, we do not believe it will be necessary to make significant renovations to the Interchange Business Center.  The Interchange Business Center is located in a submarket where there are a number of comparable properties that might compete with it.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the acquisition of the Interchange Business Center, on November 23, 2010, the Interchange Joint Venture entered a loan agreement with PCCP Capital I, LLC (the “Lender”), an unaffiliated third party, to borrow $21.5 million. The initial advance under the loan was $18.1 million. The Interchange Loan bears interest at one-month LIBOR plus 5.0%, provided that in no event shall LIBOR be less than 2.5%.  As required by the loan agreement, the Interchange Joint Venture has entered into an interest rate protection agreement that caps LIBOR at 3.5% for the entire term of the loan.  Monthly payments are interest-only with the entire principal and any accrued and unpaid interest due at maturity.  The maturity date is December 1, 2013, which may be extended until December 1, 2014.  The loan may be prepaid in whole or in part with the payment of a fee in the amount 1.5% of the amount being prepaid.  The Interchange Loan is secured by a first mortgage lien on the assets of the Interchange Business Center, including the land, fixtures, improvements, leases, rents, and reserves.

Item 5.02        Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Our board of directors appointed Kymberlyn Janney as the Company’s Chief Financial Officer and Treasurer effective as of November 22, 2010.  In connection with Ms. Janney’s appointment, Gary S. Bresky resigned as Chief Financial Officer and Treasurer of the Company effective as November 22, 2010.  Mr. Bresky will remain as the Company’s Executive Vice President; however, his resignation will allow him more time to focus on his responsibilities as Chief Financial Officer of Behringer Harvard Holdings, LLC,  the Company’s sponsor, and other Behringer Harvard initiatives.  In addition, as of November 22, 2010, Ms. Janney will serve as the Company’s principal accounting officer following Bryan A. Sinclair’s departure as the Registrant’s principal accounting officer on November 22, 2010.

In addition to serving as the Company’s Chief Financial Officer and Treasurer, as of November 23, 2010, Ms. Janney is also Chief Financial Officer and Treasurer of Behringer Harvard Opportunity REIT I, Inc. (“Opportunity REIT I”), another Behringer Harvard sponsored program.  She has served as the Senior Vice President — Financial Administration of the Company’s advisor, Behringer Harvard Opportunity Advisors II, LLC, and Opportunity REIT I’s advisor since July 2010.  Ms. Janney has over 25 years of experience in commercial real estate related accounting and financial activities, including over 20 years of management-level experience.  Prior to joining Behringer Harvard, from October 2009 until July 2010, Ms. Janney served as a consultant for Meridian Realty Advisors, a full service real estate management and advisory company focused on senior living and healthcare related real estate investment opportunities.  From February 2007 to September 2009, Ms. Janney was

Executive Vice President and Chief Financial Officer for Direct Development, where she was responsible for accounting and reporting systems, internal controls and policies and procedures for the commercial retail development company, brokerage company and related project entities.  From October 2004 to January 2007, Ms. Janney was Managing Director and Chief Financial Officer of Hawkeye Partners, LP, a start-up real estate private equity fund.  From December 1994 to October 2004, Ms. Janney was with the Hampstead Group, a privately held real estate investment company, where she served as Controller from 1994 to 1999 and as Chief Financial Officer from 2000 to 2004.  Ms. Janney received a Bachelor of Business Administration degree from Baylor University.  Ms. Janney is a Certified Public Accountant in the State of Texas.  Ms. Janney is 48 years old.

The appointment of Ms. Janney was not made pursuant to any arrangement or understanding between her and any other person.  The Company does not directly compensate its officers for services rendered to the Company.  Ms. Janney does not have any direct or indirect material interests in any transaction with the Company or in any currently proposed transaction to which the Company is a party.

Item 9.01              Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired.

Because it is impracticable to provide the required financial statements for the acquisition of real properties described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, we hereby confirm that the required financial statements will be filed on or before February 9, 2011, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

(b)   Pro Forma Financial Information.

See Paragraph (a) above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: November 29, 2010	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President — Corporate Development & Legal